EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended December 28, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Jan 2008 – Dec 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.5%	0.3%	-6.4%	-6.4%	-5.2%	-1.5%	2.0%	-1.5%	11.6%	-22.9%	-0.1	-0.2
B**	0.5%	0.2%	-7.0%	-7.0%	-5.8%	-2.2%	N/A	-2.2%	11.6%	-24.9%	-0.1	-0.3
Legacy 1***	0.6%	0.5%	-4.2%	-4.2%	-3.3%	N/A	N/A	-3.5%	11.0%	-18.1%	-0.3	-0.4
Legacy 2***	0.5%	0.4%	-4.5%	-4.5%	-3.7%	N/A	N/A	-3.9%	10.9%	-18.6%	-0.3	-0.5
Global 1***	0.6%	0.5%	-3.5%	-3.5%	-4.1%	N/A	N/A	-4.4%	10.4%	-17.5%	-0.4	-0.6
Global 2***	0.6%	0.5%	-3.8%	-3.8%	-4.4%	N/A	N/A	-4.7%	10.4%	-18.4%	-0.4	-0.6
Global 3***	0.5%	0.4%	-5.4%	-5.4%	-6.1%	N/A	N/A	-6.5%	10.4%	-23.5%	-0.6	-0.8

S&P 500 Total Return Index****	-1.9%	-0.8%	14.1%	14.1%	10.3%	1.3%	6.9%	1.3%	19.0%	-48.5%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	0.7%	-1.1%	4.6%	4.6%	13.9%	9.8%	7.7%	9.8%	13.1%	-12.3%	0.8	1.4
*					Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**					Units began trading in August 2003.
***					Units began trading in April 2009.
****					Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	25%					22%
Energy	8%	Short	Natural Gas	3.1%	Short	7%	Short	Natural Gas	3.0%	Short
			Gasoline Blendstock	1.8%	Long			Crude Oil	1.9%	Short
Grains/Foods	10%	Short	Sugar	2.6%	Short	9%	Short	Sugar	2.5%	Short
			Coffee	2.1%	Short			Coffee	2.0%	Short
Metals	7%	Long	Gold	3.2%	Short	6%	Long	Gold	1.8%	Short
			Zinc LME	1.0%	Long			Zinc LME	0.8%	Long
FINANCIALS	75%					78%
Currencies	39%	Short $	Japanese Yen	3.8%	Short	38%	Short $	Japanese Yen	4.2%	Short
			Swiss Franc	3.1%	Long			Australian Dollar	3.0%	Long
Equities	22%	Long	Dax Index	2.7%	Long	25%	Long	Dax Index	3.0%	Long
			Hang Seng Index	2.6%	Long			S&P 500	2.7%	Long
Fixed Income	14%	Long	Bunds	5.4%	Long	15%	Long	Bunds	4.4%	Long
			Bobl	1.9%	Long			U.S. 10-Year Treasury Notes	2.6%	Short

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rallied to a 9-week high as the resumption of negotiations by  U.S. policy makers concerning the Fiscal Cliff talks supported investor beliefs a new debt/spending deal was possible prior to year-end.  Natural gas markets edged higher as weather forecasters predicted a drop in temperatures in the U.S.

Grains/Foods
U.S. grains markets predominantly fell as forecasts for weak export data caused investors to liquidate positions.  Bullish supply reports put downward pressure on the wheat markets, driving prices to 5-month lows intraweek.  Cocoa markets experienced declines as large commodity investors liquidated positions to rebalance their portfolios for the new year.

Metals
Precious metals markets fell as a stronger U.S. dollar pressured prices.  Gold and silver markets were also driven lower as investors attempted to lock in profits stemming from recent upswings.  Copper markets rallied nearly 1% higher because of forecasts for accelerated economic growth in China for 2013.

Currencies
The Japanese yen continued to decline due to ongoing beliefs the newly elected prime minister will pursue expanded monetary policy initiatives.  In the U.S., the dollar rallied against counterparts because of increasing demand for a safe-haven which was caused by uncertainty surrounding the outcome of the U.S. Fiscal Cliff situation.   The Swiss franc rallied modestly on investor optimism ahead of the release of Swiss consumption data.

Equities
The U.S. equity markets were heavily influenced by the uncertain resolution of the Fiscal Cliff.  The fear U.S. policymakers would not come to a new budget agreement by year-end spurred investor pessimism and drove equity prices to their largest weekly decline in almost 2 months.  European equity markets also finished lower as investors believed slow economic growth in the U.S. would greatly hinder the European economy.  Japanese equity markets posted strong gains as a weakened yen supported optimism for the nation’s export industries.

Fixed Income
U.S. Treasury markets benefitted from equity market declines as investors sought safer assets amidst falling stock prices.  Gains were able to overcome early-week setbacks caused by weak results of recent U.S. debt auctions.  German Bund markets also finished higher due to support provided by weaker-than-expected Italian Bond auctions.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.